Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

RPT Realty
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares of Beneficial Interest, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							—(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$6,913(2)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset	RPT Realty	424(b)(5)	333-232007	2/28/2020		$6,913(2)	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	—	$53,265,879
Claims	RPT Realty	424(b)(5)	333-232007		2/28/2020						12,980(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. RPT Realty has previously registered 8,000,000 common shares of beneficial interest, offered by means of a 424(b)(5) prospectus supplement, dated June 10, 2016 (the “First Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-211925), filed with the Securities and Exchange Commission on June 9, 2016. In connection with the filing of the First Prospectus Supplement, RPT Realty made a contemporaneous fee payment in the amount of $10,301.42 (the “Original Fee”). No shares were sold under the First Prospectus Supplement, and it was terminated. RPT Realty then previously registered common shares of beneficial interest having an aggregate offering price of up to $100,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 28, 2020 (the “Second Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-232007), filed with the Securities and Exchange Commission on June 7, 2019. In connection with the filing of the Second Prospectus Supplement, RPT Realty made a contemporaneous fee payment in the amount of $12,980, offsetting such registration fee with the Original Fee and paying the remaining balance of the registration fee, $2,678.58, in connection with the Second Prospectus Supplement. As of the date of this registration statement, common shares of beneficial interest having an aggregate offering price of up to $53,265,879 were not sold under the Second Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $6,913 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Second Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the Second Prospectus Supplement.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.